Exhibit 99.2

4th Quarter 2012

Fourth Quarter 2012

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2011 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to compete for limited investment opportunities; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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4th Quarter 2012

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Revenues
Rental	$81,371	$73,319	$315,176	$286,518
Other property revenues	4,517	4,198	18,885	17,880
Other	213	232	850	918

Total revenues	86,101	77,749	334,911	305,316

Expenses
Property operating and maintenance (exclusive of items shown separately below)	36,469	31,969	143,678	132,410
Depreciation	20,973	18,880	80,145	75,263
General and administrative	4,411	3,768	16,342	16,100
Investment and development (1)	312	148	1,317	1,161
Other investment costs (1)	242	157	1,401	1,435

Total expenses	62,407	54,922	242,883	226,369

Operating income	23,694	22,827	92,028	78,947

Interest income	34	39	393	1,021
Interest expense	(11,855)	(13,672)	(46,419)	(56,791)
Amortization of deferred financing costs	(669)	(712)	(2,695)	(2,797)
Net gains on condominium sales activities (2)	10,578	1,757	36,273	10,514
Equity in income of unconsolidated real estate entities, net (3)	579	211	7,995	1,001
Other income, net	590	389	1,034	619
Net loss on extinguishment of indebtedness (4)	(4,017)	(6,919)	(4,318)	(6,919)

Net income	18,934	3,920	84,291	25,595
Noncontrolling interests - consolidated real estate entities	(39)	(11)	(135)	(67)
Noncontrolling interests - Operating Partnership	(42)	(8)	(217)	(62)

Net income available to the Company	18,853	3,901	83,939	25,466
Dividends to preferred shareholders	(922)	(922)	(3,688)	(4,455)
Preferred stock redemption costs	-	-	-	(1,757)

Net income available to common shareholders	$17,931	$2,979	$80,251	$19,254

Per common share data - Basic (5)
Net income available to common shareholders	$0.33	$0.06	$1.49	$0.38

Weighted average common shares outstanding - basic	54,300	52,076	53,821	50,420

Per common share data - Diluted (5)
Net income available to common shareholders	$0.33	$0.06	$1.48	$0.38

Weighted average common shares outstanding - diluted	54,518	52,435	54,131	50,808

See Notes to Consolidated Financial Statements on page 6

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4th Quarter 2012

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended December 31,		Year ended December 31,
Funds From Operations	2012	2011	2012	2011
Net income available to common shareholders	$17,931	$2,979	$80,251	$19,254
Noncontrolling interests - Operating Partnership	42	8	217	62
Depreciation on consolidated real estate assets, net (6)	20,566	18,538	78,737	73,878
Depreciation on real estate assets held in unconsolidated entities	289	363	1,199	1,447
Gains on sales of condominiums	(10,578)	(1,757)	(36,273)	(10,514)
Incremental gains on residential condominium sales (6)	10,578	780	36,273	9,537
Gains on sales of depreciable real estate assets - unconsolidated entities	-	-	(6,055)	-

Funds from operations available to common shareholders and unitholders (A)	$38,828	$20,911	$154,349	$93,664

Funds from operations available to common shareholders and unitholders - core operations (B)	$28,250	$20,131	$118,076	$84,127
Funds from operations available to common shareholders and unitholders - condominiums	10,578	780	36,273	9,537

Funds from operations available to common shareholders and unitholders (A)	$38,828	$20,911	$154,349	$93,664

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$38,828	$20,911	$154,349	$93,664
Annually recurring capital expenditures	(4,018)	(3,626)	(16,170)	(15,604)
Periodically recurring capital expenditures	(2,378)	(3,009)	(8,115)	(8,452)
Non-cash straight-line adjustment for ground lease expenses	121	128	489	512
Net loss on early extinguishment of indebtedness	4,017	6,919	4,318	6,919
Preferred stock redemption costs	-	-	-	1,757

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$36,570	$21,323	$134,871	$78,796

Adjusted funds from operations available to common shareholders and unitholders - core operations (7) (D)	$25,992	$20,543	$98,598	$69,259
Adjusted funds from operations available to common shareholders and unitholders - condominiums (7)	10,578	780	36,273	9,537

Adjusted funds from operations available to common shareholders and unitholders (7) (C)	$36,570	$21,323	$134,871	$78,796

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.71	$0.40	$2.84	$1.83
Funds from operations per share or unit - core operations (B÷E)	$0.52	$0.38	$2.17	$1.65
Adjusted funds from operations per share or unit, as defined (7) (C÷E)	$0.67	$0.40	$2.48	$1.54
Adjusted funds from operations per share or unit - core operations (7) (D÷E)	$0.47	$0.39	$1.81	$1.35
Dividends declared	$0.25	$0.22	$0.97	$0.84
Weighted average shares outstanding (8)	54,647	52,597	54,258	50,970
Weighted average shares and units outstanding (8) (E)	54,790	52,754	54,405	51,134

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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4th Quarter 2012

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,
	2012	2011
	(Unaudited)
Assets
Real estate assets
Land	$318,416	$299,720
Building and improvements	2,278,213	2,085,929
Furniture, fixtures and equipment	270,180	251,663
Construction in progress	90,075	94,981
Land held for future development	54,468	55,396

	3,011,352	2,787,689
Less: accumulated depreciation	(842,925)	(767,017)
For-sale condominiums	23,281	54,845

Total real estate assets	2,191,708	2,075,517
Investments in and advances to unconsolidated real estate entities	4,533	7,344
Cash and cash equivalents	118,698	13,084
Restricted cash	5,388	5,126
Deferred financing costs, net	10,855	6,381
Other assets	32,182	31,612

Total assets	$2,363,364	$2,139,064

Liabilities and equity
Indebtedness	$1,102,464	$970,443
Accounts payable, accrued expenses and other	88,926	72,102
Investments in unconsolidated real estate entities	16,297	15,945
Dividends and distributions payable	13,653	11,692
Accrued interest payable	5,721	5,185
Security deposits and prepaid rents	9,524	9,334

Total liabilities	1,236,585	1,084,701

Redeemable common units	7,159	6,840

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,483 and 53,002 shares issued and 54,470 and 52,988 shares outstanding at December 31, 2012 and 2011, respectively	545	530
Additional paid-in-capital	1,107,354	1,053,612
Accumulated earnings	27,266	-
Accumulated other comprehensive income (loss)	(11,679)	(2,633)

	1,123,495	1,051,518
Less common stock in treasury, at cost, 107 and 113 shares at December 31, 2012 and 2011, respectively	(3,781)	(4,000)

Total Company shareholders’ equity	1,119,714	1,047,518
Noncontrolling interests - consolidated property partnerships	(94)	5

Total equity	1,119,620	1,047,523

Total liabilities and equity	$2,363,364	$2,139,064

See Notes to Consolidated Financial Statements on page 6

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4th Quarter 2012

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily includes land carry costs, principally property taxes and assessments, as well as acquisition expenses of $160 and $299 for the three months and year ended December 31, 2012, respectively, and the write-off of development pursuit costs of $135 for the year ended December 31, 2012.

2)	A summary of revenues and costs and expenses of condominium activities for the three months and year ended December 31, 2012 and 2011 is as follows:

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Condominium revenues	$25,655	$11,501	$89,698	$57,944
Condominium costs and expenses	(15,077)	(10,721)	(54,037)	(48,407)

Net gains on sales of residential condominiums, before income tax	10,578	780	35,661	9,537
Net gain on sale of retail condominium, before income tax	-	977	-	977
Income tax benefit	-	-	612	-

Net gains on sales of condominiums	$10,578	$1,757	$36,273	$10,514

3)

Equity in earnings of unconsolidated entities for the year ended December 31, 2012 includes the Company’s $6,055 share of the gain on the sale of Post Biltmore™, previously owned by a 35% owned unconsolidated entity.

4)

The net loss on early extinguishment of indebtedness of $4,017 for the three months ended December 31, 2012 represents the prepayment premiums associated with the early extinguishment of senior unsecured notes and the write-off of unamortized deferred loan costs. For the year ended December 31, 2012, the additional net loss on the early extinguishment of indebtedness of $301 represents the write-off of a portion of unamortized deferred loan costs associated with the refinancing of the Company’s line of credit.

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of December 31, 2012, there were 54,613 Operating Partnership units outstanding, of which 54,470, or 99.7%, were owned by the Company.

6)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $64 and $70 for the three months and $585 and $996 for the year ended December 31, 2012 and 2011, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 218 and 359 for the three months and 310 and 388 for the year ended December 31, 2012 and 2011, respectively. Additionally, diluted weighted average shares and units included the impact of non-vested shares and units totaling 129 and 162 for the three months and 127 and 162 for the year ended December 31, 2012 and 2011, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

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4th Quarter 2012

SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 50 communities containing 18,114 apartment units which were fully stabilized as of January 1, 2011, are summarized in the table below.

	Three months ended December 31,			Year ended December 31,
	2012	2011	% Change	2012	2011	% Change
Revenues:
Rental and other revenue	$74,219	$70,085	5.9%	$292,939	$273,372	7.2%
Utility reimbursements	2,296	2,240	2.5%	9,193	9,004	2.1%

Total rental and other revenues	$76,515	$72,325	5.8%	$302,132	$282,376	7.0%

Property operating and maintenance expenses:
Personnel expenses	6,652	6,439	3.3%	26,950	26,429	2.0%
Utility expense	3,995	4,088	(2.3)%	16,512	17,161	(3.8)%
Real estate taxes and fees	10,624	9,063	17.2%	42,579	37,100	14.8%
Insurance expenses	1,234	876	40.9%	4,423	3,786	16.8%
Building and grounds repairs and maintenance	4,068	3,955	2.9%	16,877	17,192	(1.8)%
Ground lease expense (1)	230	234	(1.7)%	920	1,068	(13.9)%
Other expenses	1,822	1,918	(5.0)%	7,528	8,141	(7.5)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	28,625	26,573	7.7%	115,789	110,877	4.4%

Same store net operating income	$47,890	$45,752	4.7%	$186,343	$171,499	8.7%

Same store net operating income margin	62.6%	63.3%	(0.7)%	61.7%	60.7%	0.9%

Capital expenditures (2)
Annually recurring:
Carpet	$805	$701	14.8%	$3,392	$3,050	11.2%
Other	2,862	2,816	1.6%	11,459	12,105	(5.3)%

Total annually recurring	3,667	3,517	4.3%	14,851	15,155	(2.0)%
Periodically recurring (2)	841	2,636	(68.1)%	5,108	6,895	(25.9)%

Total capital expenditures (A)	$4,508	$6,153	(26.7)%	$19,959	$22,050	(9.5)%

Total capital expenditures per unit (A ÷ 18,114 units)	$249	$340	(26.8)%	$1,102	$1,217	(9.4)%

Average monthly rental rate per unit (3)	$1,382	$1,305	5.9%	$1,353	$1,274	6.2%

Gross turnover (4)	51.9%	50.7%	1.2%	58.5%	57.2%	1.3%

Net turnover (5)	45.7%	45.4%	0.3%	52.2%	51.5%	0.7%

Percentage rent increase - new leases (6)	1.8%	7.5%	(5.7)%	5.0%	6.7%	(1.7)%

Percentage rent increase - renewed leases (6)	6.0%	7.4%	(1.4)%	6.5%	6.0%	0.5%

1)	Ground lease expense reflects the cessation of ground lease expenses at the Company’s Post Renaissance® community, effective July 1, 2011.
2)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP. Periodically recurring capital expenditures includes $173 and $196 for the three months and $599 and $652 for the year ended December 31, 2012 and 2011, respectively, related to the Company’s “resident design center” program.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

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4th Quarter 2012

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Fourth Quarter and Year to Date 2012 to Fourth Quarter and Year to Date 2011

(Increase (decrease) between periods)

	Three months ended December 31, 2012							Year ended December 31, 2012
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	5.7%		9.2%		3.5%		(0.2)%	6.9%		4.8%		8.4%		0.1%
Washington, D.C.	3.9%		8.6%		1.8%		(0.1)%	4.9%		2.4%		6.2%		0.8%
Dallas	6.5%		3.9%		8.2%		0.1%	7.7%		4.0%		10.5%		0.7%
Tampa	6.5%		5.7%		6.9%		(0.3)%	7.2%		5.5%		8.2%		(0.2)%
Charlotte	6.8%		7.2%		6.5%		(1.4)%	8.5%		1.2%		12.8%		0.2%
New York	3.3%		14.3%		(4.2)%		0.0%	4.2%		7.9%		1.3%		1.2%
Houston	8.3%		8.4%		8.2%		(2.2)%	9.7%		3.5%		14.4%		0.3%
Orlando	7.2%		4.8%		8.5%		0.6%	7.5%		2.0%		10.9%		0.5%
Austin	7.3%		15.1%		2.4%		(0.6)%	10.7%		12.3%		9.5%		0.5%

Total	5.8%		7.7%		4.7%		(0.3)%	7.0%		4.4%		8.7%		0.4%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

Market	Apartment Units	% of NOI Three months ended December 31, 2012	Average Economic		Average Economic		Physical Occupancy at December 31, 2012 (2)	Average Rental Rate Per Unit Three Months Ended December 31, 2012 (3)
			Occupancy (1)		Occupancy (1)
			Three months ended		Year ended
			December 31,		December 31,
			2012	2011	2012	2011
Atlanta	5,407	26.1%	96.2%	96.4%	96.5%	96.4%	94.7%	$1,227
Washington, D.C.	2,301	18.9%	94.6%	94.7%	95.1%	94.3%	93.1%	1,889
Dallas	4,498	20.2%	95.7%	95.6%	95.6%	94.9%	94.4%	1,170
Tampa	2,111	11.9%	96.1%	96.4%	96.6%	96.8%	95.1%	1,361
Charlotte	1,388	7.0%	94.5%	95.9%	96.0%	95.8%	93.2%	1,182
New York	337	4.3%	95.1%	95.1%	95.7%	94.5%	94.4%	3,856
Houston	837	4.4%	94.7%	96.9%	96.3%	96.0%	95.3%	1,366
Orlando	598	3.8%	97.3%	96.7%	97.4%	96.9%	95.7%	1,502
Austin	637	3.4%	95.5%	96.1%	96.1%	95.6%	94.5%	1,475

Total	18,114	100.0%	95.6%	95.9%	96.0%	95.6%	94.4%	$1,382

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.0% and 95.0% for the three months and 95.3% and 94.5% for the year ended December 31, 2012 and 2011, respectively. For the three months ended December 31, 2012 and 2011, net concessions were $252 and $383, respectively, and employee discounts were $214 and $204, respectively. For the year ended December 31, 2012 and 2011, net concessions were $1,159 and $2,269, respectively, and employee discounts were $855 and $808, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

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4th Quarter 2012

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of Fourth Quarter of 2012 to Third Quarter of 2012

	Three months ended
	December 31, 2012	September 30, 2012	% Change
Rental and other revenue	$74,219	$74,747	(0.7)%
Utility reimbursements	2,296	2,420	(5.1)%

Total rental and other revenues	$76,515	$77,167	(0.8)%

Personnel expenses	6,652	6,869	(3.2)%
Utility expense	3,995	4,610	(13.3)%
Real estate taxes and fees	10,624	10,964	(3.1)%
Insurance expenses	1,234	1,044	18.2%
Building and grounds repairs and maintenance	4,068	4,336	(6.2)%
Ground lease expense	230	230	0.0%
Other expenses	1,822	1,929	(5.5)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	28,625	29,982	(4.5)%

Same store net operating income (1)	$47,890	$47,185	1.5%

Average economic occupancy	95.6%	96.6%	(1.0)%

Average monthly rental rate per unit	$1,382	$1,370	0.9%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Fourth Quarter of 2012 to Third Quarter of 2012

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(0.8)%		(3.4)%		0.9%		(1.0)%
Washington, D.C.	(0.8)%		(0.2)%		(1.0)%		(0.9)%
Dallas	(1.7)%		(10.0)%		4.6%		(0.7)%
Tampa	0.0%		(3.2)%		1.9%		(0.8)%
Charlotte	(1.7)%		(5.2)%		0.1%		(2.9)%
New York	(0.1)%		3.1%		(2.6)%		(0.7)%
Houston	0.2%		(4.7)%		3.6%		(1.8)%
Orlando	0.0%		(7.2)%		4.4%		(0.2)%
Austin	(0.8)%		(5.9)%		3.3%		(0.6)%

Total	(0.8)%		(4.5)%		1.5%		(1.0)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

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4th Quarter 2012

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at December 31, 2012 - Consolidated

	Balance	Percentage	Weighted Average Rate (1) December 31,
Type of Indebtedness		of Total Debt	2012	2011
Unsecured fixed rate senior notes	$400,000	36.3%	3.9%	5.5%
Unsecured bank term loan	300,000	27.2%	3.2%	-
Secured fixed rate notes	402,464	36.5%	5.6%	5.7%

	$1,102,464	100.0%	4.3%	5.6%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2)
Total fixed rate debt	$1,102,464	100.0%	6.2
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$1,102,464	100.0%	6.2

Debt Maturities - Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
2013	$3,731		5.9%	$-	$-	-
2014	3,961		5.9%	-	-	-
2015	124,205	(9)	4.9%	-	-	-
2016	4,419	(3)	5.9%	-	-	-
2017	154,736		4.8%	85,723	21,431	5.6%
Thereafter	811,412		4.1%	92,000	28,100	4.5%

	$1,102,464		4.3%	$177,723	$49,531	5.0%

Debt Statistics

	Year ended December 31,
	2012	2011
Interest coverage ratio (4)(5)	3.8x	2.8x
Interest coverage ratio (including capitalized interest) (4)(5)	3.4x	2.6x
Fixed charge coverage ratio (4)(6)	3.5x	2.6x
Fixed charge coverage ratio (including capitalized interest) (4)(6)	3.2x	2.5x
Total debt to annualized income available for debt service ratio (7)	6.3x	6.2x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	37.1%	35.2%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	38.5%	36.7%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at December 31, 2012 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of December 31, 2012, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $0 outstanding on unsecured revolving lines of credit maturing in 2016. At December 31, 2012, the Company’s lines of credit bear interest at LIBOR plus 1.225%.
4)	Calculated for the year ended December 31, 2012 and 2011.
5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 28.

6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

7)	A computation of this ratio is included in Table 7 on page 28.
8)	A computation of these debt ratios is included in Table 6 on page 27.
9)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.

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4th Quarter 2012

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of December 31, 2012

Consolidated Debt to Total Assets cannot exceed 60%	35%
Secured Debt to Total Assets cannot exceed 40%	13%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.8x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	3.8x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of December 31, 2012
Consolidated debt, per balance sheet (A)	$1,102,464

Total assets, as defined (B) (Table A)	$3,187,647

Computed ratio (A÷B)	35%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$402,464

Computed ratio (C÷B)	13%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,102,464
Total secured debt (C)	(402,464)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$2,656,487

Computed ratio (E÷D)	3.8x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$183,823

Annual Debt Service Charge, as defined (G) (Table B)	$49,003

Computed ratio (F÷G)	3.8x

Required minimum ratio	1.5x

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4th Quarter 2012

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of December 31, 2012
Total real estate assets	$2,191,708
Add:
Investments in and advances to unconsolidated real estate entities	4,533
Accumulated depreciation	842,925
Other tangible assets	148,481

Total assets for public debt covenant computations	3,187,647
Less:
Encumbered real estate assets	(526,627)
Investments in and advances to unconsolidated real estate entities	(4,533)

Total unencumbered assets for public debt covenant computations	$2,656,487

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge

Consolidated income available for debt service	Year ended December 31, 2012
Net income	$84,291
Add:
Depreciation	80,145
Depreciation and amort. (company share) of assets held in unconsolidated entities	1,268
Amortization of deferred financing costs	2,695
Interest expense	46,419
Interest expense (company share) of assets held in unconsolidated entities	2,584
Income tax expense, net	703
Other non-cash (income) expense, net	3,728
Net loss on early extinguishment of indebtedness	4,318
Less:
Gain on sale of real estate assets - unconsolidated entity, net	(6,055)
Gains on sales of real estate assets, net	(36,273)

Consolidated income available for debt service	$183,823

Annual debt service charge
Consolidated interest expense	$46,419
Interest expense (company share) of assets held in unconsolidated entities	2,584

Debt service charge	$49,003

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4th Quarter 2012

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT,

LAND HELD FOR FUTURE INVESTMENT AND ACQUISITION/DISPOSITION ACTIVITY

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Retail Sq. Ft. (1)	Estimated Total Cost (2)	Costs Incurred as of 12/31/2012	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (3)	Percent Leased (4)
Post Carlyle Square™, II	Wash. DC	344	-	$87.0	$83.1	2Q 2012	4Q 2013	52.9%
Post South Lamar™	Austin, TX	298	9,263	41.7	36.8	3Q 2012	4Q 2013	44.0%
Post Midtown Square®, III	Houston, TX	124	10,358	21.8	20.0	4Q 2012	4Q 2013	49.2%
Post Lake® at Baldwin Park, III	Orlando, FL	410	-	58.6	30.2	1Q 2013	3Q 2014	N/A
Post Parkside™ at Wade	Raleigh, NC	397	14,908	55.0	29.6	1Q 2013	3Q 2014	N/A
Post Richmond Avenue™	Houston, TX	242	-	34.3	12.6	4Q 2013	4Q 2014	N/A
Post Soho Square™	Tampa, FL	231	10,556	39.8	7.3	1Q 2014	2Q 2015	N/A

Total		2,046	45,085	$338.2	$219.6

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions.
3)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.
4)	Represents unit status as of February 2, 2013.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At December 31, 2012 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$6,652	2.5
Centennial Park	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,775	1.0
Spring Hill	Atlanta, GA	2,023	9.1
South Lamar II	Austin, TX	8,492	3.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade	Raleigh, NC	10,188	26.6

Total Land Held for Future Investment		$54,468	53.2

Acquisition/Disposition Activity

Property Name	Location	Quarter Acquired / Disposed	Units	Retail Sq. Ft.	Year Completed	Gross Price (in thousands)	Cap Rate	Company’s Ownership %
Acquisitions
Post Katy Trail™	Dallas, TX	Q4 2011	227	9,080	2010	$ 48,500	5.0%(1)	100%
Post South End™	Charlotte, NC	Q3 2012	360	7,612	2009	$ 74,000	5.0%(1)	100%
Dispositions
Post Biltmore™	Atlanta, GA	Q1 2012	276	-	2002	$ 51,075	4.8%(2)	35%

1)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also assumes the Company will initially spend approximately $0.5 million relating to closing costs and other amounts it plans to spend to improve the community.

2)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).

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4th Quarter 2012

SUMMARY OF CONDOMINIUM PROJECTS

(In thousands, except unit and square foot data) - (Unaudited)

	The Ritz-Carlton Residences, Atlanta Buckhead		Four Seasons Private Residences, Austin

Project Data
Location	Atlanta, GA		Austin, TX
Residential square footage	245,539		292,741
Average unit square footage (1)	1,903		1,978
Quarter of first units available	3Q10		2Q10

Units as of 2/1/13 (2)
Closed	85		129
Under contract	13		3
Available for sale	31		16

Total	129		148

Quarterly Data		Per Sq. Ft.		Per Sq. Ft.
Balance Sheet/Cost Data as of 12/31/12
Condominium book value	$8,848		$14,433
Condominium estimated cost to complete	$1,411		$1,003
Estimated book value at completion	$10,259	$121	$15,436	$305
Projected total cost (before impairment losses)	$112,700	$459	$138,500	$473

Units Closed as of 12/31/12
Quarter	16		11
Year to date	54		42
Project to date	83		128

Square Footage of Units Closed as of 12/31/12 (1)
Quarter	29,133		21,306
Year to date	101,985		78,792
Project to date	160,467		242,065

Gross Revenue as of 12/31/12
Quarter	$11,356	$390	$14,299	$671
Year to date	$39,133	$384	$50,565	$642
Project to date	$62,843	$392	$151,046	$624

Cash flow from sales as of 12/31/12 (3)
Quarter	$7,596	$261	$12,835	$602
Year to date	$26,889	$264	$42,455	$539
Project to date	$40,057	$250	$122,340	$505

1)	Average square footage information is based on approximate amounts, and individual unit sizes may vary.
2)

Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in these and other condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

3)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

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4th Quarter 2012

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment or condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2012 and 2011 is provided below.

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
New community development and acquisition activity (1)	$41,914	$73,301	$219,611	$129,015
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	1,208	813	3,730	2,067
Other community additions and improvements (3)	2,378	3,009	8,115	8,452
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	4,018	3,626	16,170	15,604
Corporate additions and improvements	64	70	585	996

	$49,582	$80,819	$248,211	$156,134

Other Data
Capitalized interest	$1,120	$1,108	$5,534	$3,000

Capitalized development and associated costs (5)	$1,063	$879	$3,755	$2,854

1)

Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years. In 2012, the Company acquired one mixed-use community and one land parcel for an aggregate purchase price of approximately $82,500. In the fourth quarter of 2011, the Company acquired one mixed-use community for a purchase price of approximately $48,500.

2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

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4th Quarter 2012

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of December 31, 2012						Three months ended December 31, 2012			Year ended December 31, 2012
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other	Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$55,083	$39,565	(2)	$8,988	$(4,686	) (1)	$606	$(23)		$2,672	$(28)
Post Crest® (1)	64,506	46,158	(2)	10,430	(7,034	) (1)	809	2		3,091	(27)
Post Lindbergh® (1)	60,804	41,000	(3)	13,430	(4,577	) (1)	624	(32)		2,825	(43)
Post Biltmore™ (7)	-	-		-	-		-	98		-	6,132
Post Massachusetts Avenue™	70,816	51,000	(4)	4,821	4,533		1,823	534		7,374	1,961

Total	$251,209	$177,723		$37,669	$(11,764)		$3,862	$579	$205 (5)	$15,962	$7,995	$828 (5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.
7)

The unconsolidated entity that owned this apartment community sold it to a third party for gross proceeds of approximately $51,075 in February 2012. The mortgage note of $29,272 was repaid in full upon the sale of the apartment community, and the cash proceeds were distributed to its members. The Company recognized its share of the gain on the sale of this community of $6,055 in its equity in earnings of unconsolidated entities on the consolidated statement of operations for the year ended December 31, 2012. Entity NOI through the date of sale was excluded from the above table since amounts are reported as discontinued operations at the unconsolidated entity level.

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4th Quarter 2012

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended December 31, 2012	Adjustments		As Adjusted (3)
Rental revenues	$81,371	$(1,333	) (2)	$80,038
Other property revenues	4,517	(8	) (2)	4,509

Total rental and other revenues (A)	85,888	(1,341)		84,547
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	36,469	(5,281	) (2)	31,188

Property net operating income (Table 1) (A-B)	$49,419	$3,940		$53,359

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,536)
Assumed property capital expenditure reserve
($300 per unit per year based on 19,051 units)				(1,429)

Adjusted property net operating income				$49,394

Annualized property net operating income (C)				$197,576

Apartment units represented (D)	22,218	(3,167	) (2)	19,051

Other Asset Data	As of December 31, 2012	Adjustments		As Adjusted
Cash & equivalents	$118,698	$-		$118,698
Real estate assets under construction, at cost (4)	90,075	129,524		219,599
Land held for future investment	54,468	-		54,468
For-sale condominiums	23,281	-		23,281
Investments in and advances to unconsolidated real estate entities (5)	4,533	(4,533	) (5)	-
Restricted cash and other assets	37,570	-		37,570
Cash & other assets of unconsolidated apartment entities (6)	5,103	(3,660	) (6)	1,443

Total (E)	$333,728	$121,331		$455,059

Other Liability Data
Indebtedness (7)	$1,102,464	$(10,904	) (7)	$1,091,560
Investments in unconsolidated real estate entities (5)	16,297	(16,297	) (5)	-
Other liabilities (including noncontrolling interests) (8)	117,824	(7,773	) (8)	110,051
Total liabilities of unconsolidated apartment entities (9)	180,312	(130,042	) (9)	50,270

Total (F)	$1,416,897	$(165,016)		$1,251,881

Other Data	As of December 31, 2012
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	54,470
Common units outstanding	143

Total (H)	54,613	$49.95	$2,727,919

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,568,133

Implied Portfolio Capitalization Rate (C÷I)			5.5%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the quarter ended December 31, 2012, for properties stabilized as of October 1, 2012, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of October 1, 2012, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

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2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2012, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up	$(1,108)	$(72)	$(904)	(2,046)
Company share of unconsolidated entities	1,810	120	689	(1,077)
Minority share of consolidated real estate entity	(543)	(2)	(235)	(44)
Corporate property management expenses	-	-	(3,144)	-
Corporate apartments and other	(1,492)	(54)	(1,687)	-

	$(1,333)	$(8)	$(5,281)	(3,167)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended December 31, 2012:

	Rental and Other Revenues	Property Operating & Maintenace Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$21,817	$8,595	$13,222	24.8%	5,707
Washington DC	14,100	4,400	9,700	18.2%	2,395
Dallas	17,083	6,755	10,328	19.4%	4,725
Tampa	8,851	3,169	5,682	10.6%	2,111
Charlotte	6,497	2,051	4,446	8.3%	1,748
New York	3,159	1,427	1,732	3.2%	293
Houston	3,453	1,341	2,112	4.0%	837
Orlando	2,778	967	1,811	3.4%	598
Austin	2,823	1,175	1,648	3.1%	637
Commercial	3,986	1,308	2,678	5.0%	-

Total	$84,547	$31,188	$53,359	100.0%	19,051

Approximate commercial Sq. Ft.					719,000

4)	The “As Adjusted” amount represents the CIP balance per the Company’s balance sheet consisting of the following:

Post Carlyle Square™ - Phase II	$ 83,093
Post South Lamar™	36,752
Post Midtown Square® - Phase III	19,986
Post Parkside™ at Wade	29,623
Post Lake® at Baldwin Park - Phase III	30,189
Post Richmond Avenue™	12,611
Post Soho Square™	7,345

$219,599

5)

The adjustment reflects a reduction for the investments in unconsolidated entities, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

6)

The “As of December 31, 2012” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of December 31, 2012” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $7,824, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

9)

The “As of December 31, 2012” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

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NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income (loss)” is the most directly comparable GAAP measure to NOI.

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Same Store Capital Expenditures—The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios—The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics – The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

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RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Year ended
	December 31, 2012	December 31, 2011	September 30, 2012	December 31, 2012	December 31, 2011
Total same store NOI	$47,890	$45,752	$47,185	$186,343	$171,499
Property NOI from other operating segments	1,529	(204)	1,639	4,040	489

Consolidated property NOI	49,419	45,548	48,824	190,383	171,988

Add (subtract):
Interest income	34	39	20	393	1,021
Other revenues	213	232	209	850	918
Depreciation	(20,973)	(18,880)	(20,334)	(80,145)	(75,263)
Interest expense	(11,855)	(13,672)	(11,816)	(46,419)	(56,791)
Amortization of deferred financing costs	(669)	(712)	(667)	(2,695)	(2,797)
General and administrative	(4,411)	(3,768)	(3,763)	(16,342)	(16,100)
Investment and development	(312)	(148)	(203)	(1,317)	(1,161)
Other investment costs	(242)	(157)	(547)	(1,401)	(1,435)
Gains on condominium sales activities, net	10,578	1,757	10,261	36,273	10,514
Equity in income of unconsolidated real estate entities, net	579	211	475	7,995	1,001
Other income (expense), net	590	389	(137)	1,034	619
Net loss on extinguishment of indebtedness	(4,017)	(6,919)	-	(4,318)	(6,919)

Net income	$18,934	$3,920	$22,322	$84,291	$25,595

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Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q4 ‘12 vs. Q4 ‘11 % Change	Q4 ‘12 vs. Q3 ‘12 % Change	Q4 ‘12 % Same Store NOI
	December 31, 2012	December 31, 2011	September 30, 2012
Rental and other revenues
Atlanta	$20,807	$19,688	$20,982	5.7%	(0.8)%
Washington, D.C.	13,180	12,691	13,283	3.9%	(0.8)%
Dallas	15,989	15,018	16,261	6.5%	(1.7)%
Tampa	8,851	8,314	8,851	6.5%	0.0%
Charlotte	4,930	4,618	5,013	6.8%	(1.7)%
New York	3,704	3,585	3,709	3.3%	(0.1)%
Houston	3,453	3,189	3,446	8.3%	0.2%
Orlando	2,778	2,592	2,777	7.2%	0.0%
Austin	2,823	2,630	2,845	7.3%	(0.8)%

Total rental and other revenues	76,515	72,325	77,167	5.8%	(0.8)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,280	7,579	8,569	9.2%	(3.4)%
Washington, D.C.	4,147	3,818	4,157	8.6%	(0.2)%
Dallas	6,296	6,062	6,996	3.9%	(10.0)%
Tampa	3,169	2,998	3,275	5.7%	(3.2)%
Charlotte	1,588	1,481	1,675	7.2%	(5.2)%
New York	1,662	1,454	1,612	14.3%	3.1%
Houston	1,341	1,237	1,407	8.4%	(4.7)%
Orlando	967	923	1,042	4.8%	(7.2)%
Austin	1,175	1,021	1,249	15.1%	(5.9)%

Total	28,625	26,573	29,982	7.7%	(4.5)%

Net operating income
Atlanta	12,527	12,109	12,413	3.5%	0.9%	26.1%
Washington, D.C.	9,033	8,873	9,126	1.8%	(1.0)%	18.9%
Dallas	9,693	8,956	9,265	8.2%	4.6%	20.2%
Tampa	5,682	5,316	5,576	6.9%	1.9%	11.9%
Charlotte	3,342	3,137	3,338	6.5%	0.1%	7.0%
New York	2,042	2,131	2,097	(4.2)%	(2.6)%	4.3%
Houston	2,112	1,952	2,039	8.2%	3.6%	4.4%
Orlando	1,811	1,669	1,735	8.5%	4.4%	3.8%
Austin	1,648	1,609	1,596	2.4%	3.3%	3.4%

Total same store NOI	$47,890	$45,752	$47,185	4.7%	1.5%	100.0%

Average rental rate per unit
Atlanta	$1,227	$1,155	$1,214	6.2%	1.1%
Washington, D.C.	1,889	1,832	1,883	3.1%	0.3%
Dallas	1,170	1,099	1,160	6.5%	0.9%
Tampa	1,361	1,281	1,348	6.2%	1.0%
Charlotte	1,182	1,091	1,167	8.3%	1.3%
New York	3,856	3,749	3,824	2.9%	0.8%
Houston	1,366	1,236	1,338	10.5%	2.1%
Orlando	1,502	1,405	1,487	6.9%	1.0%
Austin	1,475	1,376	1,466	7.2%	0.6%
Total average rental rate per unit	1,382	1,305	1,370	5.9%	0.9%

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Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Year ended
	December 31, 2012	December 31, 2011	% Change
Rental and other revenues
Atlanta	$82,080	$76,782	6.9%
Washington, D.C.	52,426	49,954	4.9%
Dallas	63,093	58,587	7.7%
Tampa	34,839	32,514	7.2%
Charlotte	19,451	17,919	8.5%
New York	14,683	14,097	4.2%
Houston	13,503	12,305	9.7%
Orlando	10,927	10,167	7.5%
Austin	11,130	10,051	10.7%

Total rental and other revenues	302,132	282,376	7.0%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	32,753	31,259	4.8%
Washington, D.C.	16,274	15,897	2.4%
Dallas	26,474	25,446	4.0%
Tampa	12,871	12,202	5.5%
Charlotte	6,625	6,549	1.2%
New York	6,567	6,086	7.9%
Houston	5,393	5,213	3.5%
Orlando	4,013	3,935	2.0%
Austin	4,819	4,290	12.3%

Total	115,789	110,877	4.4%

Net operating income
Atlanta	49,327	45,523	8.4%
Washington, D.C.	36,152	34,057	6.2%
Dallas	36,619	33,141	10.5%
Tampa	21,968	20,312	8.2%
Charlotte	12,826	11,370	12.8%
New York	8,116	8,011	1.3%
Houston	8,110	7,092	14.4%
Orlando	6,914	6,232	10.9%
Austin	6,311	5,761	9.5%

Total same store NOI	$186,343	$171,499	8.7%

Average rental rate per unit
Atlanta	$1,199	$1,124	6.7%
Washington, D.C.	1,868	1,812	3.1%
Dallas	1,146	1,070	7.1%
Tampa	1,332	1,243	7.2%
Charlotte	1,146	1,055	8.6%
New York	3,800	3,705	2.6%
Houston	1,315	1,205	9.1%
Orlando	1,465	1,370	6.9%
Austin	1,441	1,331	8.3%
Total average rental rate per unit	1,353	1,274	6.2%

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Table 3 - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q4 2012 Avg. Monthly Rent		Q4 2012A Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,655	$1.63	93.6%
Post Brookhaven®	1990-1992	735	933	1,052	1.13	97.1%
Post Chastain®	1990/2008	558	866	1,164	1.34	96.8%
Post Collier Hills® (1)(2)	1997	396	948	1,065	1.12	95.3%
Post Gardens®	1998	397	1,039	1,236	1.19	97.1%
Post Glen® (2)	1997	314	1,076	1,243	1.16	96.2%
Post Lindbergh® (1)(2)	1998	396	909	1,108	1.22	96.5%
Post Peachtree Hills®	1992-1994/2009	300	978	1,323	1.35	96.4%
Post StratfordTM	2000	250	1,000	1,287	1.29	96.5%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,128	1.09	96.4%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,199	1.19	96.5%

Midtown
Post ParksideTM (2)	2000	188	886	1,444	1.63	96.9%
Post Renaissance®	1992-1994	342	914	1,067	1.17	97.5%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,048	1.01	97.0%
Post Riverside®	1998	522	1,059	1,493	1.41	95.7%
Post SpringTM (2)	2000	452	977	1,033	1.06	94.8%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	1,056	1.25	95.2%
Post EastsideTM	2008	435	912	1,144	1.25	95.1%
Post Legacy (2)	2000	384	810	1,031	1.27	95.3%
Post Sierra at Frisco Bridges™	2009	268	896	1,108	1.24	92.5%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,899	1.55	98.9%
Post Cole’s CornerTM	1998	186	800	1,165	1.46	97.3%
Post GalleryTM	1999	34	2,307	2,804	1.22	99.2%
Post HeightsTM	1998-1999/2009	368	845	1,328	1.57	95.4%
Post Katy Trail™	2010	227	898	1,618	1.80	96.0%
Post MeridianTM	1991	133	780	1,311	1.68	97.4%
Post SquareTM	1996	216	856	1,279	1.49	97.2%
Post Uptown VillageTM	1995-2000	496	736	1,102	1.50	96.3%
Post VineyardTM	1996	116	733	1,157	1.58	95.3%
Post VintageTM	1993	160	750	1,187	1.58	96.8%
Post WorthingtonTM (2)	1993/2008	334	820	1,430	1.74	95.7%

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Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q4 2012 Avg. Monthly Rent		Q4 2012 Average Economic Occ.
				Per Unit	Per Sq. Ft.

Austin
Post Barton Creek™	1998	160	1,162	$1,667	$1.43	95.8%
Post Park Mesa™	1992	148	1,091	1,400	1.28	97.5%
Post South Lamar™ (4)	2012	298	892	1,597	1.79	11.2%
Post West Austin™	2009	329	889	1,415	1.59	94.5%
Houston
Post Midtown Square® - Phases I & II	1999-2000	529	759	1,289	1.70	94.9%
Post Midtown Square® - Phase III (4)	2012	124	889	1,787	2.01	11.2%
Post Rice LoftsTM	1998	308	904	1,499	1.66	94.4%
Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,406	1.39	97.0%
Post Harbour PlaceTM	1999-2002	578	920	1,480	1.61	97.8%
Post Hyde Park® (2)	1996-2008	467	1,011	1,431	1.42	97.0%
Post Rocky Point®	1996-1998	916	1,031	1,244	1.21	94.2%
Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,536	1.52	97.1%
Post ParksideTM	1999	248	867	1,453	1.68	97.7%
Charlotte
Post Ballantyne (2)	2004	323	1,252	1,141	0.91	95.3%
Post Gateway PlaceTM (2)	2000	436	804	1,091	1.36	93.5%
Post Park at Phillips Place®	1998	402	1,101	1,340	1.22	94.3%
Post South End™	2009	360	847	1,359	1.60	95.8%
Post Uptown PlaceTM	2000	227	800	1,133	1.42	95.7%
Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,735	1.77	96.0%
Post Park®	2010	396	975	1,614	1.66	94.7%
Virginia
Post Carlyle Square™—Phase I	2006	205	861	2,416	2.81	96.3%
Post Carlyle Square™—Phase II (4)	2012	344	906	2,564	2.83	34.6%
Post Corners at Trinity Centre (2)	1996	336	994	1,602	1.61	96.2%
Post Pentagon Row TM	2001	504	853	2,330	2.73	94.1%
Post Tysons Corner TM	1990	499	807	1,751	2.17	92.2%
Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,124	3.54	95.9%
New York City
Post Luminaria TM (2)(3)	2002	138	721	3,823	5.30	96.9%
Post Toscana TM (2)	2003	199	817	3,879	4.75	93.8%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.
4)	These communities, or portions thereof, are currently in lease-up.

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Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Year ended December 31, 2012
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$302,132	$115,789	$186,343	61.7%	38.3%
Development and lease-up communities	1,779	1,784	(5)	N/A	N/A
Acquired communities	7,101	2,894	4,207	59.2%	40.8%
Other property segments:
Corporate apartments	7,209	6,228	981	13.6%	86.4%
Commercial	15,840	5,338	10,502	66.3%	33.7%
Corporate property management expenses (1)	—	11,645	(11,645)

	$334,061	$143,678

Consolidated property NOI (2)			$190,383

Third-party management fees			$828

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$11,645
Less: Third-party management fees	(828)

Net property management expenses	$10,817

Denominator:
Total rental and other property revenues	$334,061
Less: Corporate apartment revenues	(7,209)

Adjusted property revenues	$326,852

Net property management expenses as a percentage of adjusted property revenues	3.3%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income (loss).

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Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Annually recurring capital expenditures by operating segment
Same store communities	$3,667	$3,517	$14,851	$15,155
Development and lease-up	82	-	86	-
Acquired communities	85	-	306	-
Commercial and other segments	184	109	927	449

Total annually recurring capital expenditures	$4,018	$3,626	$16,170	$15,604

Periodically recurring capital expenditures by operating segment
Same store communities	$841	$2,636	$5,108	$6,895
Development and lease-up	-	-	5	-
Acquired communities	357	-	373	-
Commercial and other segments	1,180	373	2,629	1,557

Total periodically recurring capital expenditures	$2,378	$3,009	$8,115	$8,452

Total revenue generating capital expenditures	$1,208	$813	$3,730	$2,067

Total property capital expenditures per statements of cash flows	$7,604	$7,448	$28,015	$26,123

Table 6 - Computation of Debt Ratios

(In thousands)

	As of December 31,
	2012	2011

Total real estate assets per balance sheet	$2,191,708	$2,075,517
Plus:
Company share of real estate assets held in unconsolidated entities	58,726	70,065
Company share of accumulated depreciation - assets held in unconsolidated entities	11,158	12,573
Accumulated depreciation per balance sheet	842,925	767,017

Total undepreciated real estate assets (A)	$3,104,517	$2,925,172

Total debt per balance sheet	$1,102,464	$970,443
Plus:
Company share of third party debt held in unconsolidated entities	49,531	59,601

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,151,995	$1,030,044

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	37.1%	35.2%

Total debt per balance sheet	$1,102,464	$970,443
Plus:
Company share of third party debt held in unconsolidated entities	49,531	59,601
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,195,387	$1,073,436

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	38.5%	36.7%

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Table 7 - Computation of Coverage Ratios

(In thousands)

	Year ended December 31,
	2012	2011
Net income	$84,291	$25,595
Other non-cash (income) expense, net	3,728	4,153
Income tax expense, net	703	209
Gains on sales of real estate assets, net	(36,273)	(10,514)
Gain on sale of real estate assets - unconsolidated entity, net	(6,055)	-
Net loss on early extinguishment of indebtedness	4,318	6,919
Depreciation expense	80,145	75,263
Depreciation and amort. (company share) of assets held in unconsolidated entities	1,268	1,447
Interest expense	46,419	56,791
Interest expense (company share) of assets held in unconsolidated entities	2,584	3,465
Amortization of deferred financing costs	2,695	2,797

Income available for debt service (A)	$183,823	$166,125

Interest expense	$46,419	$56,791
Interest expense (company share) of assets held in unconsolidated entities	2,584	3,465

Adjusted interest expense (C)	49,003	60,256
Capitalized interest	5,534	3,000

Adjusted interest expense (including capitalized interest) (D)	$54,537	$63,256

Adjusted interest expense	$49,003	$60,256
Dividends to preferred shareholders	3,688	4,455

Fixed charges (E)	52,691	64,711
Capitalized interest	5,534	3,000

Fixed charges (including capitalized interest) (F)	$58,225	$67,711

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,151,995	$1,030,044

Interest coverage ratio (A÷C)	3.8x	2.8x

Interest coverage ratio (including capitalized interest) (A÷D)	3.4x	2.6x

Fixed charge coverage ratio (A÷E)	3.5x	2.6x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	3.2x	2.5x

Total debt to income available for debt service ratio (G÷A)	6.3x	6.2x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

December 31, 2012
Total Company shareholders’ equity per balance sheet	$1,119,714
Plus:
Accumulated depreciation, per balance sheet	842,925
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	7,159
Less:
Deferred financing costs, net, per balance sheet	(10,855)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$1,915,551

Total common shares and units (B)	54,613

Company undepreciated book value per share (A÷B)	$35.08

Supplemental Financial Data	28 | P a g e